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EXHIBIT  99A

U  S  WEST  Communications,  Inc.
1801  California  Street
Denver,  Colorado    80202

[U  S  WEST  Communications,  Inc.  logo  and  registered  mark]

News  Release


Release  Date:      July  25,  1997

Contact:      Dave  Banks,  303/896-3040


                       U S WEST COMMUNICATIONS REPORTS
                    EARNINGS PER SHARE GAIN OF 6.6 PERCENT
     - PENDING REGULATORY ITEMS IMPACT REVENUES; COST CONTROLS CONTINUE -

ENGLEWOOD, Colo. -- U S WEST Communications Group (NYSE: USW) today reported another quarter of strong earnings growth. Results were driven by a strong balance of revenue production and aggressive cost reductions. The company achieved this while launching new marketing initiatives; absorbing costs related to growth; and expending almost $85 million year-to-date for mandated interconnection to help foster local competition.

Normalized net income for the quarter increased 8.7 percent to $314 million from $289 million in second quarter 1996. Normalized earnings per share grew to $0.65 for the quarter, up 6.6 percent from the $0.61 reported in second quarter 1996. Results for the quarter were normalized for an $18 million one-time, after-tax gain associated with the sale of selected rural exchanges in Idaho, Iowa and South Dakota. Results for second quarter, 1996 were normalized to reflect the effects of a change in accounting principle and to reflect a $30 million one-time, after-tax gain associated with the sale of selected rural exchanges in the Dakotas.

"Investors and customers should be pleased with what the people of U S WEST Communications have accomplished," said Richard McCormick, chairman and chief executive officer of U S WEST, Inc. "They're meeting their financial commitments to investors, while dramatically improving service levels, gearing up for new growth initiatives, and meeting federal and state mandates related to introducing competition in their local markets."

"We  had  a  very  solid  quarter, primarily because our expense controls have started  to  gain  traction," said Sol Trujillo, president and chief executive officer  of  U  S  WEST Communications Group.  "This is our fourth consecutive quarter of moderating expense growth, and we believe the run-rate impact of what we've put into place in our core operations is sustainable."
                                    -more-
Page  2

Trujillo said quarterly results were diluted by pending regulatory items and also by the beginning of some significant spending relative to interconnection. Although revenues are slightly below plan, Trujillo said they are still showing strong core growth, and he expects improvement in the second half with a number of marketing initiatives now in place or set to roll
out.    Revenues  have  also  been  impacted  by  intraLATA  toll  losses.

Second  quarter  highlights  include:

Volumes  and  Penetration:

-The addition of 686,000 access lines (adjusted for the sale of selected rural exchanges) over the past twelve months for an access line growth rate of 4.6 percent. On an adjusted basis, business access lines grew at 6.8 percent; residential access lines grew at 3.6 percent; and residential additional lines grew at nearly 27 percent, reaching a second-line penetration level of 12.2 percent.
-Residential penetration levels for the company's most popular custom calling features reached all-time highs: Caller ID, 27.7 percent; Voice Messaging,
17.5 percent; and Call Waiting, 38.9 percent. A highly successful first quarter Caller ID campaign contributed approximately $4 million in recurring monthly revenues during the second quarter.
-The successful launch of National Directory Assistance in Colorado and New Mexico. National DA allows customers to obtain phone numbers anywhere in the
U. S. simply by calling 1-411. In the first two months of deployment, the product generated 250 percent of expected call volume. It has taken almost 20 percent of the share of National directory assistance calls originating in those markets, and will roll out in the remainder of the territory in 3rd and 4th quarter.
-An increase of 9.5 percent in customer order volumes year-to-date versus the first half of 1996, including orders for new services, transfers, and changes. -The company has sold more than 165,000 Home Receptionist and Business Receptionist Screen Phones, making it the industry leader in that product. These phones visually and functionally integrate a number of custom calling services, and increase the penetration of these vertical services. Sales and Revenues:

-Adjusting for a number of items, local service revenue growth was 6.4 percent, with almost half the growth driven by the sales of vertical services.
 Total  revenue  growth,  adjusted  for  these  same  items,  was 4.6 percent.
                                      -more-
     Page  3
     -A 19 percent increase in private line and special access revenues, which totaled over $200 million for the second quarter -- a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.
-Total new product and services revenues are up more than 35 percent from second quarter 1996 to over $280 million. Those revenues now represent 11 percent of total revenues.

Growth  Initiatives:

-Final regulatory approval of the company's wireless PCS licenses to cover nearly 20 million POPs throughout the region. The company plans to deploy services in Denver in the Fall and at least one other market by the end of the year.
-Rollout of the U S WEST Express Calling Card throughout the company's region.
 Through a special partnering arrangement with Frontier Communications, this 1-800 calling card allows customers to make both interLATA and intraLATA calls
cost  effectively  nationwide.    More  than  2.9  million  cards  have  been
distributed  to  date.
-Data networking services revenues of more than $75 million in the quarter -- up 48 percent from the same period in 1996.
Costs  and  Margins:

-Absorbed approximately $40 million year-to-date in expenses and approximately $45 million year-to-date in capital related to interconnection. The company expects to significantly increase its spending on interconnection for the balance of 1997. U S WEST Communications now has 250 agreements throughout its 14-state region with competitive local exchange carriers.
-The fourth consecutive quarter in which both employee related and total operating expense growth have slowed.
-Employee year-over-year reductions, coupled with strong access line growth, have driven telco employees per 10,000 access lines down 11.3 percent to 28.4. -Growth in cash provided by operating activities of 40 percent, or almost $573 million, and even stronger growth in net cash flow, enabled the company to reduce its borrowing levels by over $710 million during the first half of 1997.
                                      -more-
Page  4

Trujillo added that the company is on plan with its 1997 earnings and operational objectives. He reiterated that as the year progresses, costs associated with starting up new businesses and complying with the Telecommunications Act of 1996 will accelerate, dampening earnings growth in later quarters.

U S WEST Communications (NYSE: USW) provides telecommunications and data networking services to more than 25 million customers in 14 western and midwestern states. The company is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Media Group, is involved in domestic and international cable and telephony, wireless communications, and directory and information services.

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[Safe Harbor statement:  Some of the information presented in or in connection with this announcement constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its
expectations.    Factors  that  could  cause  actual  results  to  differ from expectations include: (i) different than anticipated competition from new entrants into the local exchange and intraLATA toll markets, (ii) changes in demand for the company's products and services, including optional custom calling features, (iii) different than anticipated employee levels, capital expenditures or operating expenses as a result of unusually rapid, in-region growth, (iv) the gain or loss of significant customers, (v) pending regulatory actions in state jurisdictions, and (vi) regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market.]

                                     ###

NOTE:     THIS RELEASE AND THE FINANCIAL STATEMENTS WILL BE AVAILABLE ON THE
INTERNET  AFTER  8:00  A.M.  (MDT)  BY  ACCESSING  U  S  WEST'S INTERNET SITE:
WWW.USWEST.COM